Exhibit 10.12


                           AMENDMENT TO THE AGREEMENT
                                     BETWEEN

                             Fiserv Solutions, Inc.
                             d/b/a Fiserv-Des Moines
                              4400 Westown Parkway
                                 Regency West 7
                         West Des Moines, IA 50266-6751

                                       AND

                           West Des Moines State Bank
                                1601 22nd Street
                            West Des Moines, IA 50265



Firserv and Client hereby agree to this Amendment to the Data Processing Services Agreement, dated March 17, 1997, as follows:

Initial term of agreement is extended 6 years and shall end 12 years from the Agreement's commencement date (August 1, 1997), with the new expiration date of initial term equal to August 01, 2009). Renewal terms remain unchanged.

Existing Exhibit B-1 - Item Processing Services of the Agreement will be replaced by the attached Exhibit B-1 Item Processing Description of Services. This exhibit shall become effective 11/01/02.

Exhibit B-3 Item Processing Performance Standards a new document attached to this amendment will be incorporated into the Agreement and become effective 11/01/02.

All other terms and conditions remain the same.

West Des Moines State Bank                  Fiserv Solutions, Inc.
                                            d/b/a Fiserv-Des Moines

By: /s/ Timothy J. Byrnes                   By: /s/ Craig Marvin
    -------------------------------             --------------------------------

Name: Timothy J. Byrnes                     Name: Craig Marvin
      -----------------------------               ------------------------------

Title: Vice President/Cashier               Title:  President
       ----------------------------                 ----------------------------

Date:  10/24/02                             Date:  10/25/02
       ----------------------------                -----------------------------

All pricing set forth under this amendment will expire unless executed by both parties to the agreement by October 31, 2002.



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Item Processing Description of Services

1. Proof: On each business day (excluding Saturdays, Sundays, and holidays), Client will deliver to Fiserv Processing Center, checks and other items deposited to accounts with Client. Client will provide extra deliveries in support of proof operations for peak day processing. Peak day processing is defined as any day when Client's volume is expected to exceed twenty percent of daily average volume of the previous months volume divided by the number of business days in the previous month.

     a. Client will contract with and pay for a courier, to pick up and deliver all work between Client and Fiserv. Both parties will mutually agree upon the times of pick-up and delivery. Fiserv will contact Client's after-hours primary bank contact(s) and apprise of the situation(s) where Fiserv has not received the items from Client locations by the agreed upon delivery times. Contact with one of the four primary bank contacts is to be made prior to Fiserv exercising its discretion, to delay, without liability, the processing of such items until the next businesss day. Client agrees to provide after-hours primary bank contact(s), as well as contacts for each bank office location. Client agrees to update Fiserv of any changes in Client contact personnel.

     b. Client agrees to MICR encode documents to meet Fiserv requirements (ABA and Account Numbers and Tran-codes).

     c.   Client is responsible for microfilming all items submitted to Fiserv.

     d. Client agrees that all transactional entries, involving tellers' cash tickets, general ledger entries, or loan entries shall be in balance, and that Fiserv may return to Client, unprocessed, any transactional entries that are not in balance.

     e. Client agrees to segregate all over-the-counter items into batches not to exceed three inches (3") in depth and to identify each such batch with an appropriate batch header, which batch header shall meet written requirements provided by Fiserv. Client further agrees to segregate all items by type (i.e., single deposit items will be batched separately from multiple deposit items).

     f. Client agrees to include a batch manifest for each bag of work submitted to Fiserv.

     g. From the items submitted to Fiserv, Fiserv shall retrieve such "on-us" information as may be necessary for the proper accounting of the items and shall transmit this information, through telephone lines or by such other means as Fiserv may, from time to time, deem appropriate to Client's data processor for data processing.

     h. Client authorizes Fiserv to create ledger holdover entries, deposit corrections, or such other entries to balance transactions, except for those transactions outlined in Section 1.d. above, as may be necessary to the efficient processing of the items.

     i. After Fiserv has completed the process of retrieving and transmitting to Client's data processor the information necessary for data processing, all over-the-counter items not drawn against Client shall be forwarded for collection to such correspondent banks as Client may designate from time to time in writing to Fiserv.

     j. All items drawn against Client and those items internally generated shall be returned to Client or held by Fiserv in accordance with Client's written instructions.

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

2. Encoding: Fiserv will encode the dollar amount on all items needing encoding and presented to Fiserv as part of the Proof function described above. Fiserv may encode additional fields, such as account numbers, deposit ticket totals, or other items as specified by Client. Any such encoding will be according to terms agreed to by Fiserv. In no event will Fiserv be liable for losses to Client due to encoding errors if Client has not satisfied all of its obligations set forth in Section 1 above. Should Fiserv's encoding services fail to meet the performance standard for proof of deposit set forth in Exhibit B-3, and Client incurs a potential loss due to an encoding error, Client shall use its best efforts to collect the amount in question from its customer (including without limitation, commencing legal action against the customer, obtaining a judgment, and attempting collection efforts based on said judgment) prior to submitting a claim for damages to Fiserv. Prior to expending significant time or incurring out of pocket expenses in the collection process. Client shall consult with and obtain the authorization of Fiserv for any such expenditure, and the parties shall give consideration to the amount of potential loss and the likelihood of collection.

3. Exception Item Processing: Fiserv will either reject or pay items listed on the appropriate report, in accordance with written instructions, by Client's authorized officer or employee. The name of Client's officer or employee giving such instruction shall be noted on the item or on such other record as Fiserv may establish, together with the nature of the instruction. If Client has not instructed Fiserv regarding the disposition of any exception item drawn against Client by the agreed upon time each day, then Fiserv shall return it through the presentment chain to the depository bank or institution. Instructions to Fiserv on disposition of items that are received after the agreed upon deadline or are changed can result in a late charge. Should Fiserv's exception item processing fail to meet the performance standard for exception item processing set forth in Exhibit B-3, and Client incurs a potential loss due to an error, Client shall use its best efforts to collect the amount in question from its customer (including without limitation, commencing legal action against the customer, obtaining a judgment, and attempting collection efforts based on said judgment) prior to submitting a claim for damages to Fiserv. Prior to expending significant time or incurring out of pocket expenses in the collection process, Client shall consult with and obtain the authorization of Fiserv for any such expenditure, and the parties shall give consideration to the amount of potential loss and the likelihood of collection.

4. Statement Rendition: All checks, drafts, and other orders for the payment of money drawn against accounts at Client which are to be stored by Fiserv, will be retained by Fiserv until the end of each Client's checking account cycle. The items will be sorted, filed with the monthly statement, and mailed to the depositor. Client agrees to have statements printed according to predefined cycles and print classes. Statement enclosure counts will be accurately and clearly reported in the top fold of the statement. If required, Client agrees to expedite the return of any paid exception items to Fiserv in order to facilitate timely statement processing. Fiserv will apply proper postage, which will be pre- paid monthly (or as agreed upon by Client and Fiserv) on an estimated basis by Client.

5. Inclearinqs: Client authorizes Fiserv to receive its inclearing items daily from the Federal Reserve Bank. Fiserv will balance the inclearing items to their cash letters, capture the items on magnetic media, microfilm or image scan and transmit the account information to Client's data processor. Fiserv will also pull out for further handling the appropriate items for exception handling or scrutinizing, and deliver the items to bulk file storage or to Client for further processing.

6. Courier Service: The parties hereto acknowledge that it will be necessary to make arrangements for the transport of items, records, and other data from Client to Fiserv. After Fiserv has provided the Item Processing Services, selected items, records, and data must be transported from Fiserv to Client. The parties further acknowledge that the cost of such transportation shall be the sole responsibility of Client. Fiserv is responsible for the cost to transport items and records from Fiserv to the Federal Reserve Bank. The Federal Reserve Bank is responsible for transporting items to Fiserv.

     a. a. Client has the right to make provision for its own courier service to provide the needed transportation as set forth in subsection 1.a. above. Should Client not make provision for such courier service, or should Client request that Fiserv make arrangements for such courier service, then Fiserv, for the benefit of Client, shall make arrangements for such a courier service. Client must notify Fiserv to provide such courier service no less than thirty (30) days prior to the date that Fiserv is to begin providing Item Processing Services.

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

     b. Client shall pay Fiserv for any and all charges, expenses, or costs incurred by Fiserv in contracting for said courier service.

     c. It is understood and agreed that Fiserv shall not have, or assume, any liability or responsibility for such items, records, or data until they have reached Fiserv premises and shall have no further responsibility or liability for them after they leave Fiserv premises.

     d. The courier service shall at all times be deemed the independent contractor of Client, and shall not, at any time or under any circumstances, be deemed the agent or employee of Fiserv, regardless of whether said courier service, at any pertinent time herein, is affiliated with or employed by Fiserv.

     e. Fiserv will monitor and track deliveries for Client. Should a delivery be missing, Fiserv will notify Client through appropriate channels. Should there be any dispute as to the proper delivery of any records, Fiserv's records of delivery will be accepted as the undisputed record of delivery.

     f. In the event that a client's cash letter is late in arrival to the Federal Reserve Bank due to Fiserv error, Fiserv will reimburse Client for the amount of lost interest credit or revenue. The reimbursement will be calculated based on rate paid on Fed Funds during the period of time this error occurred. Fiserv will not be responsible for reimbursements due to circumstances beyond Fiserv's control such as weather and acts of God or due to work delivered to Fiserv beyond mutually agreed upon deadline.

7. Conversion Services: Fiserv will provide conversion services based on the information provided by Client during the due diligence process. Following Client's initial conversion to Fiserv Services, any additional requests will be submitted to Fiserv at least 90 days prior to the required implementation date. An estimate for the additional conversion services will be provided. The implementation time for the conversion will be delayed if Client requires more than three days to approve or decline the conversion estimate. Client also acknowledges that Fiserv must approve any changes to the MICR line and/or Account Number structure for Client prior to proceeding with a conversion. Fiserv will make every reasonable attempt to convert new MICR line and/or Account Number structures. Client agrees to eliminate any non-standard MICR line and/or Account number structure as identified during the due diligence process from its daily capture service within 120 days after the initial conversion date. Client acknowledges that Fiserv may elect to charge a fee such as the Special Statements Fee, for all non-standard items processed in the service. Client acknowledges that Fiserv may not be able to achieve the stated service level agreements on accounts, transactions, or services involving non-standard MICR lines and/or Account Number structures. In the event that the Account Number appearing on the statement does not equal the Account Number on the MICR line, Fiserv will not be responsible for any service level agreements relating to statement preparation and rendition.

     Initial Client conversion is based on the results obtained during the due diligence process. This work would include an inclearings, POD and bulk file sort pattern. In addition, it would include a single extraction program to support the transmission of a daily inclearings and POD file to a host site for processing. Sort specifications will be developed in support of statement rendition services. Standard reporting will be provided to Client to include a daily transaction report sorted in transaction and account order, recaps of transmissions and cash letters, and a daily cash report if required.

8. Research Services: Fiserv will provide research and photocopy services upon request by Client. Upon receipt from Client of a request for subpoena work or other significant or voluminous research work, Fiserv will attempt to provide Client with an estimate of the time required and corresponding cost to complete the request prior to commencing the research services,

9. Data Transmission: Client and Fiserv acknowledge and agree that Client has separately contracted with Client's data processor to provide data processing services for Client and that Fiserv shall have no responsibility for the timeliness or quality of the service provided by Client's data processor. Clients data processor shall deliver directly to Client all reports generated from the data transmitted by Fiserv. Fiserv shall have no responsibility for the timeliness of such delivery or for the adequacy or accuracy of the reports supplied by Client's data processor, except for errors caused by Fiserv failure to transmit information.

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

Item Processing Performance Standards

1.   Client preparation and presentation of work for Fiserv proof department

     a.   SUBJECT: Presentation and Delivery of Work

     b.   DESCRIPTION:

          o    Credits come before debits
          o    Customer deposit is the first credit
          o Items are encoded with route/transit number, account number and proper transaction code
          o    If multiple amounts,  the correct total amount is circled

     c. PROCEDURE: Fiserv will notify Client of specific non-performance issues as required.

2.   Client preparation and presentation of work for Fiserv proof department

     a.   SUBJECT: Categories

     b.   DESCRIPTION:

          o    Single items (one-on-ones) batched
          o    Multiple item transactions batched

     c. PROCEDURE: Fiserv will notify Client of specific non-performance as required.

3.   Client preparation and presentation of work for Fiserv proof department

     a.   SUBJECT: Batches and Control Tickets

     b.   DESCRIPTION:

          o    All Tickets are teller stamped
          o All items are properly logged and recorded for filming and then microfilmed
          o Bundles are limited to 3" or 250 items, whichever limit is reached first.
          o    Tape listings accompany multiples
          o    Single item deposits have headers preceding them.

     c. PROCEDURE: Fiserv will notify Client of specific non-performance issues as required.

4.   Client preparation and presentation of work for Fiserv proof department

     a.   SUBJECT: Work Shipment

     b.   DESCRIPTION:

          o    All work for proof is in a mutually agreed upon container.
          o Correspondent bank correspondence in a mutually agreed upon container.
          o    Other correspondence in a mutually agreed upon container.

     c. PROCEDURE: Fiserv will notify Client of specific non-performance issues as required.

5.   Fiserv proof and balancing of work received from Client for processing

     a.   SUBJECT: Proof of Deposit for dollar amount encoding

     b.   DESCRIPTION:

          o    Dollar encoding  errors to meet service goals
          o    Corrections  made with accepted medium
          o    Customer Corrections are legible and complete
          o    Customer Corrections have the correct reason listed
          o All Customer Corrections equal to or greater than $10.00 are documented with accompanying copies as required.
          o    Items  are  endorsed   with  the  proper  bank  stamp  in  proper
               Regulation CC position
          o Transaction Corrections using DDA debits and credits contain the correct information
          o    Suspense documentation is legible and complete
          o    Items placed into holdovers by Fiserv will be documented
          o    Differences of under $10.00 will be charged to a DDA account

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     c.   SERVICE GOAL: 99.997 %


     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.

     e.   MEASUREMENT: Percent of Proof Encoding Volume

6.   Fiserv modification of MICR rejects

     a.   SUBJECT: Reject Re-entry/Reconciling or Balancing


     b.   DESCRIPTION:

          o    Modified MICR reject errors to meet service goals
          o Transaction Corrections using G/L debits and credits contain the correct information
          o    Suspense  documentation  is  legible  and complete
          o    Items placed into suspense by Fiserv will be documented
          o Differences of under $10.00 will be charged to a General Ledger account

     c.   SERVICE GOAL: 99.7%


     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.

     e.   MEASUREMENT: Percent of Volume (Based on total rejects)

7.   Fiserv preparation of outgoing transit items

     a.   SUBJECT: Transit Cash Letter Processing

     b.   DESCRIPTION:

          o    Cash Letters are sent out with correct total(s)
          o    Cash Letters are sent with complete bundle count(s)
          o    Cash Letter differences are explained
          o    Cash Letters for proper bank are used
          o    Cash Letters for the correct correspondent are used
          o    Cash Letters sent out in timely manner
          o Low speed cash letters will be sent out within 24 hours of stated deadlines
          o    On-us items will not be sent out in transit cash letters

     c.   SERVICE GOAL: Zero errors per cash letter endpoint per month

          o    Cash Letters Items sent out 100% of the time on time

     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with appropriate documentation to Client Services.

     e.   MEASUREMENT: Record of Occurrence based on cash letter endpoints

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8.   Fiserv capture and transmission of work from proof department.

     a.   SUBJECT: Second Shift Transmissions

     b.   DESCRIPTION:

          o    All transmissions are sent in the approved Fiserv format
          o All transmissions are sent to Fiserv in such time to insure that posting can be completed timely.
          o Transmission deadlines will not be earlier than 11:00 p.m. Mon. -Thurs. or 12:00 a.m. Friday


     c. SERVICE GOAL: Transmission errors or delays are not to exceed two per month that are within Fiserv's control.


     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.

     e.   MEASUREMENTS: Record of Occurrences

9. Fiserv processing of exception items (Outgoing Return Items) when Client has submitted final return decisions by 2:00 p.m. daily

     a.   SUBJECT: Qualified Returned Items

     b.   DESCRIPTION:

          o    The correct items will be returned
          o    All returned items are stamped with the correct return reason
          o The items Client wants returned are returned on the day they are listed as exceptions
          o    G/L entries made for all check reversals
          o    Rejected debit totals balance
          o    Client will do notification of large items
          o    Items  are  returned   within   specified   Regulation  CC.  time
               requirements
          o    Items are paid using correct account number and trancode
          o    Proper bank's forms are used

     c.   SERVICE GOAL: 99.94% (6 errors per 10,000 return items)

     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.

     e.   MEASUREMENT: Percent of Total Qualified Return Items

10.  Fiserv research of items, photocopy production

     a.   SUBJECT: Research

     b.   DESCRIPTION:

          o The turn-around time for a research request will be 48 hours from the time of receipt (unless Fiserv otherwise notifies Client, as in the case of subpoena research or other significant or voluminous research requests). Best effort will be made to provide photocopy requests within 24-hours of request.
          o For subpoena research or other significant or voluminous research requests, Fiserv will provide a completion commitment estimate to Client within 48 hours of receipt.
          o    Best effort will be made to produce quality photocopies
          o    Trace reports will be delivered to Client within 2 business days

     c.   SERVICE GOAL: 99.0% (1 error per 100 requests)

     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.

     e.   MEASUREMENT: Percent of Total Research Request and Photocopies Service

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

11.  Fiserv preparation of statements and check filing requirements

     a.   SUBJECT: Statement Preparation

     b.   DESCRIPTION:

          o Client and Fiserv will mutually agree upon acceptable standards for turnaround time of end of month and non-end of month statements as well as hold and multiple statement processing standards.
          o    Snag statements will be mailed out within two additional days.
          o    The correct customer's checks will accompany the statement.
          o Hold statements that are properly labeled will be sent to Client for handling.
          o    The correct number of statement pages is in the envelope.
          o Client will submit statement stuffers to center with appropriate instructions noted on the Stuffer Instruction Form. Stuffers must arrive two days prior to cycle date to insure proper handling.
          o    The  correct  statement   stuffer(s)  will  be  included  in  the
               statement.
          o Notice of missing item(s) will be included in the statement if the statement is missing 3 or fewer enclosures.
          o Fiserv will monitor and report delays for receipt of statement print to Client within 24 hours of the expected time of receipt.

     c.   SERVICE GOAL: 99.9% (10 errors per 10,000 Statements)


     d.   PROCEDURE:

          o Client will notify Fiserv of specific non-performance issues by submitting a service incident report in the form approved by Fiserv with accompanying documentation to Client Services.

     e.   MEASUREMENT: Percent of Total Statements Rendered



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